Exhibit 10.7

[Cautionary Note: This Agreement has been translated into English from the original Chinese language version.]

Employment Contract

Pursuant to the Labor Law of the People’s Republic of China and other applicable laws and regulations and upon consultation on the basis of equality and free will, Shenzhen Media Investment Co., Ltd. (hereinafter “Party A”) and Mr. Bin Li (hereinafter “Party B”) hereby enter into this contract providing for Party A’s employment of Party B as a contract-based executive-level manager.

I. Term of Employment

The period of service will be three years, from the 1st of March 2004 to the 1st of March  2007.

II. Working hours

The working hours of Party B for Party A shall not exceed eight hours each day, forty  hours each week.

III. Duties
1.	Party B shall perform his duties diligently and competently pursuant to the requirements for the position.
2.	Party A shall provide Party B with necessary working conditions according to applicable laws and regulations.

IV. Salary

1.	Party B’s monthly salary will be RMB5,000 yuan (pretax income).
2.	The pay day of the monthly salary will be the fifth day of each month. Party A shall pay Party B at once each month in the form of currency.

V. Amendment, Cancellation and Termination of the Contract

1.	The contract can be revised based on mutual consent of both parties and the amendment to the contract shall be in a written form.
2.	The cancellation of the contract shall be made in accordance with the applicable laws and regulations.
3.	If Party A cancels the contract without valid reason and this behavior infringes Party B’s interests, it should pay monetary compensation to Party B.

VI. Dispute Settlement

The parties shall consult with each other and mediate any disputes which may arise  about the contract. If all attempts fail, the two parties can appeal to the local arbitral  body of labor dispute for arbitration.

VII. Miscellaneous

1.
Party A and Party B entered into this Agreement under the principle of voluntaries, equity, mutual benefits and trustworthiness. This contract takes effect on the date signed by both parties and will automatically expire when the contract ends.

2.	If any of the provisions of this contract conflicts with applicable laws and regulations, the provision shall be superseded by the applicable laws and regulations

3.	This contract has two counterparts, one for Party A, one for Party B. This contract shall become effective upon execution by both parties. Both counterparts shall have equal legal effect.

IN WITNESS WHEREOF, the Parties have executed this Employment Contract.

Party A: Shenzhen Media Investment Co., Ltd.

(corporate seal)

Date: March 1, 2004

Party B: Bin Li

/s/ Bin Li

Date: March 1, 2004